Exhibit 10.51

AGREEMENT TO ASSIGN LEASE AND SUBLEASE

This Agreement to Assign Lease and Sublease (“Agreement”) is dated as of this 26th day of January 2005 (the “Execution Date”), by and between 100 Spear Street Owners Corporation, a Delaware corporation (“Landlord”), and BroadVision, Inc., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.                                   Landlord and Tenant have previously entered into that certain Office Lease by and between Landlord and Tenant dated December 1, 2000 (the “Lease”), under which Tenant leases from Landlord approximately 10,177 Rentable Square Feet consisting of the entire 17th Floor of the Building.  Pursuant to ARTICLE 21 of the Lease, Tenant provided Landlord the Deposit in the amount of Three Hundred Twenty-Five Thousand Six Hundred Sixty-Four Dollars ($325,664.00) in the form of Letter of Credit issued by Silicon Valley Bank (the “Security Deposit Letter of Credit”).  A true and complete copy of the Lease is attached to this Agreement as Exhibit A.  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B.                                     BroadVision subleased the Premises to Freeman, Sullivan & Co., a California corporation (“Subtenant”), pursuant to a Sublease dated February 11, 2002 (the “Sublease”) between Tenant and Subtenant. Pursuant to the Sublease, Subtenant delivered to Tenant a cash security deposit in the amount of $21,202.08 (the “Subtenant Security Deposit”).  A copy of the Sublease is attached hereto as Exhibit B.  Pursuant to Section 14 of the Sublease, Tenant provided Subtenant with a letter of credit in the amount of Two Hundred Thousand Dollars ($200,000) that Subtenant could draw down on in the event the Lease is terminated prior to the end of the Sublease (the “Sublease Letter of Credit”).

C.                                     Concurrently with the execution of this Agreement, Tenant has provided and delivered to Landlord, as beneficiary, the Letter of Credit (as defined in Paragraph 2.A below).

D.                                    Concurrently with the execution of this Agreement, Tenant has also paid to Landlord the additional sum of One Hundred Fifty-Five Thousand, Three Hundred Eighty-Six Dollars and Fifty-Six Cents ($155,386.56) representing (i) all Base Rent and Additional Rent (as those terms are defined in the Sublease) due under the Sublease received by Tenant from Subtenant with respect to months of July, 2004 through January , 2005, as required by Paragraph 2.B below (the “Sublease Payment”).

E.                                      Concurrently with the execution of this Agreement, Tenant has paid to Landlord the additional sum of Three Hundred Twenty Two Thousand Six Hundred Sixteen Dollars Even ($322,616.00), representing the first Assignment Fee Installment Amount (as defined in Paragraph 2(a) below).

G.                                     On terms and conditions further described in this Agreement, the parties have agreed that Tenant will assign and Landlord will assume all of Tenant’s interest in the Lease effective (retroactively) as of June 30, 2004 (the “Lease Assignment Effective Date”) and that Tenant will assign to Landlord, and Landlord will assume, all of Tenant’s right, title, interest and obligations under the Sublease as of the Lease Assignment Effective Date, all in consideration of the payment of certain sums by Tenant to Landlord and other promises made herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Assignment of Lease and Sublease.

(a)                                  Effective as of the Lease Assignment Effective Date, and subject to the terms, conditions and provisions of this Agreement and conditioned upon the performance by Tenant of its obligations hereunder, Tenant hereby assigns, sells, transfers, sets over and delivers to Landlord all of Tenant’s estate, right, title and interest, as tenant, in, to and under the Lease and the Premises, and Landlord hereby accepts such assignment and assumes, and agrees to perform, pay and discharge all terms, covenants, conditions and obligations of Tenant as tenant under the Lease from and after the Lease Assignment Effective Date.  Notwithstanding the foregoing, Tenant shall remain obligated under the Lease to pay to Landlord, as landlord under the Lease, all amounts owing by the tenant under the Lease to the extent arising or accruing prior to the Lease Assignment Effective Date, including, but not limited to, “Tenant’s Percentage Share” of “Operating Expenses” and “Property Taxes” and all other “Additional Rent,” as those terms are defined in the Lease.  Notwithstanding that Landlord holds fee title to the Building and the real property upon which the Building is located, it is the express intent of Landlord and Tenant that the assignment of Tenant’s interest in the Lease to Landlord not effect a merger of the leasehold estate into the fee.  Landlord agrees not to terminate the Lease unless either (x) the Sublease is terminated in accordance with its terms for default by Subtenant or (y) Subtenant has returned the Sublease Letter of Credit to Tenant with no draw down thereon.

(b)                                 Effective as of the Lease Assignment Effective Date, and subject to the terms, conditions and provisions of this Agreement and conditioned upon the performance by Tenant of its obligations hereunder, Tenant hereby assigns, sells, transfers, sets over and delivers to Landlord all of Tenant’s estate, right, title and interest, as sublandlord, in, to and under the Sublease (and any security deposits held by Tenant under the Sublease (which Tenant shall pay to Landlord on the Execution Date)), and Landlord hereby accepts such assignment and assumes, and agrees to perform, pay and discharge all terms, covenants, conditions and obligations of Tenant, as sublandlord, under the Sublease arising or accruing from and after the Lease Assignment Effective Date.  On the Execution Date, Tenant shall provide to Landlord an estoppel certificate duly executed by the Subtenant, in substantially the form attached hereto as Exhibit D.

2.                                       Consideration.  As consideration for the parties’ respective promises and the releases contained herein, Landlord and Tenant agree as follows:

(a)                                  Lease Assignment Fee.  Tenant shall pay to Landlord the sum of One Million Two Hundred Ninety Thousand Four Hundred Sixty Four Dollars Even ($1,290,464.00) (the “Assignment Fee”) as further described in this Paragraph 2(a).  Tenant shall pay the Assignment Fee in four equal installments of Three Hundred Twenty Two Thousand Six Hundred Sixteen Dollars Even ($322,616.00) each (the “Assignment Fee Installment Amount”) on each of (i) the Execution Date (such payment having been received by Landlord concurrently with Landlord’s execution of this Agreement), (ii) January 15, 2005, (iii) April 15, 2005 and (iv) July 15, 2005, each such payment being referred to as an “Assignment Fee Installment”, and each such payment date being referred to herein as an “Assignment Fee Installment Date”.  Payment of the Assignment Fee attributable to the final three (3) Assignment Fee Installments will be made by an irrevocable standby letter of credit (the “Letter of Credit”).  The Letter of

Credit shall (x) comply with the requirements of Paragraph 3 below and (y) be delivered to Landlord concurrently with delivery of this Agreement and the first Assignment Fee Installment Amount on the Execution Date.

(b)                                 Payment of Subrent Received After Lease Assignment Effective Date.  In addition to the Assignment Fee, Tenant shall also pay to Landlord on the Execution Date the sum of One Hundred Fifty-Five Thousand, Three Hundred Eighty-Six Dollars and Fifty-Six Cents ($155,386.56) representing all Base Rent and Additional Rent (as those terms are defined in the Sublease) due under the Sublease received by Tenant from Subtenant with respect to months of July, 2004 through January, 2005.  Except as provided in this Paragraph 2(b), Tenant shall not owe any Monthly Rent or Additional Rent under the Lease or any Base Rent or Additional Rent under the Sublease with respect to any period after the Lease Assignment Effective Date.  Notwithstanding the foregoing, if after the Execution Date Tenant receives from Subtenant any Base Rent and/or Additional Rent for periods after December 2004, Tenant will promptly deliver such rent to Landlord.

(c)                                  Return of Lease Security Deposit.  Upon Tenant’s delivery to Landlord of the First Assignment Fee Installment, the Sublease Rent pursuant to Section 2(b) above and the Letter of Credit, Tenant will be entitled to a return of the Deposit (as defined in the Lease) by way of cancellation of the Security Deposit Letter of Credit originally delivered by Tenant to Landlord pursuant to the Lease.  On the Execution Date, Landlord will deliver to Tenant a letter, in substantially the form attached hereto as Exhibit C, instructing the bank which issued the Letter of Credit to cancel the Security Deposit Letter of Credit.  Such letter will be on Landlord’s letterhead and signed by such officer(s) of Landlord as said bank requires signatories of such a cancellation letter.

(d)                                 Conditions Precedent.  For avoidance of doubt, if any of the conditions precedent to the assignment of the Lease pursuant to this Agreement do not timely occur as of the Execution Date, in addition to any other remedy that Landlord may have at law or in equity, Landlord will have the right, at Landlord’s option, to rescind this Agreement and Tenant’s assignment of Tenant’s interest in the Lease to Landlord.

3.                                       Letter of Credit.

(a)                                  Generally.  The Letter of Credit shall be in the initial aggregate face amount of Nine Hundred Sixty Seven Thousand Eight Hundred Forty Eight Dollars Even ($967,848.00) and shall be issued by a bank (the “Issuing Bank”) selected by Tenant and approved in writing by Landlord provided that such bank (i) accepts deposits and maintains accounts, (ii) has a local Bay Area office that will negotiate a letter of credit and whose deposits are insured by the FDIC, and (iii) maintains a long term issuer rating of no less than A3 as reported by Moody’s Investors Service (the “Minimum Acceptable Rating”).  Landlord agrees that Silicon Valley Bank, the issue of the Security Deposit Letter of Credit, meets the foregoing requirements.

(b)                                 Terms  The Letter of Credit shall be issued for a term commencing as of the date of issuance through October 15, 2005 and shall be in a form and with such content reasonably acceptable to Landlord.  The Letter of Credit shall be transferable (and must permit multiple transfers), irrevocable and unconditional, so that Landlord, or its successor(s) in interest, may at any time draw on the Letter of Credit against sight drafts presented by Landlord, accompanied by Landlord’s statement, made under penalty of perjury, that said drawing is in accordance with the terms and conditions of this Agreement; no other document or certification from Landlord shall be required to negotiate the Letter of Credit and the Landlord may draw on any portion of the then uncalled upon amount thereof without regard to and without the Issuing Bank inquiring as to the right or lack of right of the holder of said Letter of Credit to effect such draws or the existence or lack of existence of any defenses by Tenant with respect thereto.  The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

(c)                                  Independent Contract.  Tenant acknowledges and agrees that the Letter of Credit constitutes a separate and independent contract between Landlord and the Issuing Bank, that Tenant is not a third party beneficiary of such contract, and that Landlord’s claim under the Letter of Credit for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code.

(d)                                 Transfer of the Letter of Credit.  The Letter of Credit shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Premises, or any interest in the Premises, (iii) any partner, shareholder, member or other direct or indirect beneficial owner in Landlord.  Further, Landlord shall have the right to assign or transfer the Letter of Credit to its grantee, assignee or transferee of the Premises; and in the event of any sale, assignment or transfer, the landlord so assigning or transferring the Letter of Credit shall have no liability to Tenant for the return of the Letter of Credit, and Tenant shall look solely to such grantee, assignee or transferee for such return, so long as such grantee, assignee or transferee assumes in writing all of Landlord’s obligations with respect to the Letter of Credit.  The terms of the Letter of Credit shall permit multiple transfers of the Letter of Credit.  Tenant shall use its best efforts to cooperate with Landlord and the Issuing Bank to effect the transfer(s) of the Letter of Credit and Tenant shall be responsible for all costs of the Issuing Bank associated therewith.

(e)                                  Draws on Letter of Credit.  Landlord shall draw against the Letter of Credit for each of the second through fourth Assignment Fee Installments on or after each applicable Assignment Fee Installment Date,

4.                                       Surrender of Keys.  On or before the Execution Date, Tenant shall deliver to Landlord all of the keys or other access devices to the Premises and to any other locked areas which are part of the Premises, and the keys or other access devices to the Premises which are in Tenant’s possession, if any.

5.                                       Prorations.  Except as otherwise provided herein, and provided that Tenant timely delivers the first (1st) Assignment Fee Installment, Tenant shall be responsible for its share of additional monthly rent under Section 3.1 of the Lease (the “Lease Additional Rent”) with respect to the Premises, including all Operating Expenses and Tenant’s Percentage Share of all Property Taxes accruing through the Lease Assignment Effective Date and Tenant shall not be responsible for such costs accruing after the Lease Assignment Effective Date.  Tenant may have already paid a portion of such Lease Additional Rent that relates to periods after the Lease Assignment Effective Date and, within ten (10) business days after the Execution Date, Tenant and Landlord shall use commercially reasonable efforts to prepare a schedule of prorations covering as many items to be prorated as practicable.  To the extent that such schedules show that Tenant has underpaid on account of Lease Additional Rent as of the Lease Assignment

Effective Date, such underpayment shall be paid by Tenant to Landlord within five (5) working days after Tenant’s receipt of such schedule; to the extent that such schedule shows that Tenant has overpaid on account of Lease Additional Rent as of the Lease Assignment Effective Date, Tenant shall not be entitled to any reimbursement for such overpayment until the final accounting for the calendar year 2004 has been prepared and the annual reconciliation of Lease Additional Rent has been determined in accordance with the terms of the Lease as though the Lease were in effect as of such date.  With respect to Lease Additional Rent for the calendar year 2004, Landlord shall deliver the statement required by Paragraph 4.5 of the Lease and Landlord shall refund any excess or Tenant shall pay any deficiency in accordance with such Paragraph.  To the extent that such prorations have not been completed prior to the Execution Date, Tenant and Landlord agree to cooperate and to use commercially reasonable efforts to complete such prorations no later than thirty (30) days thereafter, except for any annual reconciliation of Additional Rent payable under the Lease which cannot be completed until the final accounting for the calendar year 2004 has been prepared.  Tenant shall also remain responsible for all of Tenant’s indemnification and other obligations which expressly survive assignment of the Lease but only with respect to matters arising or occurring on or before, and determinable as of, the Lease Assignment Effective Date.

6.                                       Representations and Warranties by Tenant.  Tenant hereby represents and warrants to Landlord as of the Execution Date: (a) Tenant has the legal power, right and authority to enter into this Agreement and the instruments referenced herein that are to be executed by Tenant, and to consummate the transactions contemplated hereby; and the individuals executing this Agreement and the instruments referenced herein on behalf of Tenant have the legal power, right, and actual authority to bind Tenant to the terms and conditions hereof and thereof; (b) any and all required consents to or approvals for Tenant executing this Agreement, whether required by Tenant’s internal policies, by third parties or otherwise, have been obtained; (c) this Agreement and the Lease are binding obligations of Tenant, enforceable in accordance with their terms; and (d) Tenant is the sole lawful tenant under the Lease, and, except for the Sublease, Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease arising from its use or occupancy of the Premises, and no other person or entity other than Subtenant has any right, title or interest in the Lease or the Premises or the right to occupy or use all or any part of the Premises.

7.                                       Representations and Warranties of Landlord.  Landlord hereby represents and warrants to Tenant as of the Execution Date:  (a) Landlord has the legal power, right and authority to enter into this Agreement and the instruments referenced herein that are required to be executed by Landlord, and to consummate the transaction contemplated hereby and the individuals executing this Agreement and the instruments referenced herein on behalf of Landlord have the legal power, right and actual authority to bind Landlord to the terms and conditions hereof and thereof; (b) any and all required consents or approvals to Landlord executing this Agreement, whether required by Landlord’s internal policies, by third parties or otherwise, have been obtained; and (c) this Agreement and the Lease are binding obligations of Landlord, enforceable in accordance with their terms.

8.                                       Mutual Releases.

(a)                                  Effective as of the Lease Assignment Effective Date, Tenant remises, releases, quitclaims and surrenders to Landlord, its successors and assigns, the Lease and all of the estate and rights of Tenant in and to the Lease and the Premises, and Tenant forever releases and discharges Landlord from any and all claims, demands or causes of action whatsoever against Landlord or its successors and assigns arising out of or in connection with the Premises or the Lease and forever releases and discharges Landlord from any obligations to be observed or performed by Landlord under the Lease after the Lease Assignment Effective Date.

(b)                                 Landlord agrees to accept the assignment of the Lease and delivery of the Premises subject to the Sublease from and after the Lease Assignment Effective Date and, effective as of the Lease Assignment Effective Date, forever releases and discharges Tenant from any obligations to be observed and performed by Tenant under the Lease after the Lease Assignment Effective Date, provided that Tenant has satisfied, performed and fulfilled all of the agreements set forth in this Agreement, and each of the representations and warranties set forth in Section 6 above are true and correct.  This release is limited to the matters described in the preceding sentence.

(c)                                  It is understood by Landlord and Tenant that the facts with respect to which this limited release is given may hereafter turn out to be other than or different from the facts in that connection now known to it or believed by it to be true, and that each of Landlord and Tenant therefore expressly assumes the risk of the facts turning out to be different and agrees that the foregoing limited release shall be in all respects effective and not subject to termination or rescission as a result of such difference in facts.  These releases shall bind all persons or entities claiming any rights under or through Landlord or Tenant, whether as stockholders or otherwise.

Waiver of  California Civil Code § 1542.  Each party has read and understands the contents of section 1542 of the Civil Code of the State of California, and, to the extent of the releases provided herein, Tenant and Landlord each hereby expressly waive that section and the benefits thereof.  Section 1542 reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

/s/WEM	/s/KF
Initials of Landlord	Initials of Tenant

9.                                       Indemnity.  Notwithstanding anything contained in this Agreement to the contrary, Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including, without limitation, reasonable attorneys’ fees) which may be imposed upon, incurred by, or asserted against Landlord and arising, directly or indirectly, out of or in connection with the use, possession, occupancy, condition, operation or maintenance of the Premises or any part thereof by Tenant or any of its assignees, subcontractors (including Subtenant), agents, contractors, employees or invitees prior to and including the Execution Date, any act or omission of Tenant or any of its assignees, subcontractors (including Subtenant), agents, contractors, employees or invitees, or any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in the Lease or this Agreement to be observed or performed by Tenant.

10.                                 Condition Precedent.  Notwithstanding anything to the contrary contained herein, this Agreement and the parties’ respective obligation hereunder are subject to the closing of the Securities Offering.  Tenant will provide Landlord and Subtenant with written notice when the Securities Offering has closed.  If the Effective Date does not occur within ten (10) business days after the last date on which a party signed this Agreement, then this Agreement shall automatically terminate and be of no force or effect, and Tenant will, within ten (10) business days after Landlord’s delivery of an invoice therefor, reimburse Landlord as additional Rent under the Lease, for all costs of Landlord (including, without limitation, reasonable attorneys’ fees and costs) associated with the review and negotiation of this Agreement.

11.                                 Miscellaneous.

(a)                                  Notices.  Unless otherwise expressly provided herein, all notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered (including by means of professional messenger service) or sent by reputable overnight courier service, and shall be deemed delivered (i) if delivered personally, on the date of delivery, provided that if such delivery is a weekend or holiday, or if such delivery occurs after 4:00 p.m. on the date of delivery, then such notice will be deemed delivered on the next succeeding business day, and (ii) if delivered via overnight courier, on the business day next succeeding deposit with such carrier.

If to Landlord:	100 Spear Street Owners Corporation c/o Morgan Stanley Real Estate Advisors 555 California Street, Suite 2200 San Francisco, CA 94104

with a copy to:	Jones Lang LaSalle 100 Spear Street, Suite 330 San Francisco, CA 94105

If to Tenant:	BroadVision, Inc. 585 Broadway Redwood City, California 94063 Attention: Chief Financial Officer

with a copy to:	BroadVision, Inc. 585 Broadway Redwood City, California 94063 Attention: Legal Department

(b)                                 Partial Invalidity.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable (other than provisions going to the essence of this Agreement), the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(c)                                  Waivers.  No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

(d)                                 Survival.  The covenants, agreements, representations and warranties made herein shall survive the Lease Assignment Effective Date and the Execution Date.

(e)                                  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

(f)                                    Entire Agreement.  This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties.  The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

(g)                                 Time of the Essence.  Tenant and Landlord hereby acknowledge and agree that time is of the essence with respect to each and every term, condition, obligation and provision hereof.

(h)                                 Construction.  Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement.  Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa.  This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.  Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement.  All exhibits referred to in this Agreement are attached and incorporated herein by this reference.  If the date on which Landlord or Tenant is required to take any action under the terms of this Agreement occurs on a Saturday, Sunday or federal or state holiday, then the action shall be taken on the next succeeding business day.

(i)                                     Governing Law.  This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

(j)                                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

(k)                                  Required Actions of Landlord and Tenant.  Landlord and Tenant agree to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the assignments and assumptions herein contemplated and shall use their commercially reasonable best efforts to consummate the transaction contemplated by this Agreement in accordance with the provisions hereof.

(l)                                     Confidentiality.  Landlord and Tenant agree to keep the terms and conditions of this Agreement confidential, disclosing the terms hereof only to the extent necessary to satisfy the financial reporting disclosure requirements, or as otherwise may be required by law, regulation or court order.

(m)                               Attorneys’ Fees.  If either party should bring an action to enforce the terms of this Agreement or declare rights under this Agreement, the prevailing party in such action shall be entitled to reasonable attorneys’ fees, costs and expenses to be paid by the losing party in such action.

(n)                                 Payments and Deliveries.  By Landlord’s execution hereof, Landlord acknowledges that (1) Tenant has delivered to Landlord (x) the Letter of Credit and (y) the Subtenant Security Deposit, and that (2) Tenant has paid to Landlord (x) the Sublease Payment and (y) the first Assignment Fee Installment.

(o)                                 Incorporating of Recitals.  Recitals A through F above are incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written hereinabove.

LANDLORD:		TENANT:

100 Spear Street Owners Corporation,		BroadVision, Inc.
a Delaware corporation		a Delaware corporation

By:	/s/ Keith Fink	By:	/s/ William E. Meyer
Name:	Keith Fink	Name:	William E. Meyer
Title:	VP	Title:	Chief Financial Officer

EXHIBIT A

LEASE

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EXHIBIT B

SUBLEASE

EXHIBIT C

SECURITY DEPOSIT LETTER OF CREDIT CANCELLATION LETTER

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EXHIBIT D

FORM OF ESTOPPEL CERTIFICATE

100 Spear Street Owners Corp.

c/o Morgan Stanley Real Estate Advisors

555 California Street, Suite 2200

San Francisco, California  94104

This certificate is executed by Freeman, Sullivan & Co., Inc. (“Subtenant”) with the knowledge that 100 Spear Street Owners Corp. (“Landlord”) is relying on the contents of this certificate in entering into that certain Agreement to Assign Lease and Sublease by and between Landlord and Broadvision, Inc. (“Tenant”).  In connection therewith, Subtenant hereby certifies to Landlord that:

1.                                       Tenant, as sublandlord, and Subtenant, as subtenant, entered into that certain Sublease dated as of February      , 2002 (the “Sublease”), pursuant to which Subtenant subleased from Assignor the entire Premises (the “Subleased Space”) previously leased by Tenant from Landlord pursuant to that certain Office Lease dated as of December 1, 2000 and consisting of approximately 10,177 rentable square feet of space on the seventeenth (17th) floor of the Building located at 100 Spear Street, San Francisco, California (the “Building”);

2.                                       A true, correct and complete copy of the Sublease is attached hereto as Exhibit A and there have been no modifications or amendments to the Sublease, oral or written, and the Sublease as attached hereto governs the entire relationship and duties between Tenant and Subtenant in respect of the Subleased Space;

3.                                       The Sublease is in full force and effect;

4.                                       Each party to the Sublease has performed all of its respective obligations required to be performed thereunder on or prior to the date hereof and no default exists under the Sublease and no event has occurred that if uncured with the passage of time would result in an event of default under the Sublease;

5.                                       Subtenant is the legal and equitable owner of the “subtenant’s” entire interest in, to and under the Sublease;

6.                                       Subtenant has no claims, offsets, defenses or counterclaims of any kind or nature whatsoever against Tenant under the Sublease or against Landlord generally and is not aware of any act or occurrence that may give rise to any such claims, offsets, defenses or counterclaims;

7.                                       Subtenant has not previously assigned or encumbered its interest in the Sublease or the Subleased Space;

8.                                       Subtenant has not previously sublet any of the Subleased Space and no party is occupying any of the Subleased Space other than Subtenant;

9.                                       Subtenant has the full power and authority to execute and deliver this estoppel certificate;

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10.                                 The Sublease expires by its terms on February 19, 2007, and Subtenant has no right to extend the term thereof;

11.                                 Subtenant acknowledges that effective (retroactively) as of June 30, 2004 (the “Effective Date”), Tenant will assign, transfer and set over to Landlord, and Landlord will accept all of Tenant’s right, title and interest in, to and under the Lease and the Sublease;

12.                                 Subtenant will recognize and attorn to Landlord as its “Sublandlord” under all of the terms, covenants and conditions of the Sublease (including, but not limited to those terms, covenants and conditions of the Lease incorporated therein) from and after the Effective Date and to look solely to Landlord to perform the obligations of the “Sublandlord” under the Sublease arising from and after the Effective Date.

13.                                 Commencing as of February 1, 2005, Subtenant will pay rent under the Sublease to Landlord at:

100 Spear Street Owners Corp.

c/o Jones Lang LaSalle

100 Spear Street, Suite 330

San Francisco, CA  94105

and Subtenant will send any notices to Landlord, as Sublandlord under the Sublease, to:

100 Spear Street Owners Corporation
c/o Morgan Stanley Real Estate Advisors
100 Spear Street, Suite 330
San Francisco, California 94111
Attention:

With a copy to:

Shartsis, Friese & Ginsburg LLP

One Maritime Plaza, 18th Floor

San Francisco, California  94111

Attention:  Jonathan M. Kennedy

FREEMAN, SULLIVAN & CO., INC.
a California corporation

By:
Name:
Title:

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